Exhibit 5.1

Conner & Winters, LLP
4000 One Williams Center | Tulsa, OK 74172-0148
p (918) 586-5711 | f (918) 586-8982 | cwlaw.com

June 21, 2016

SemGroup Corporation

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

Re:	Registration Statement on Form S-3

Registration No. 333-210044

Ladies and Gentlemen:

We have acted as counsel to SemGroup Corporation, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of 8,625,000 shares (including 1,125,000 shares subject to the Underwriter’s (as defined below) over-allotment option) of the Company’s Class A Common Stock, par value $0.01 per share (the “Shares”), pursuant to the Underwriting Agreement, dated June 16, 2016 (the “Underwriting Agreement”), by and between the Company and Barclays Capital Inc. (the “Underwriter”).

The Shares have been offered for sale pursuant to a prospectus supplement, dated June16, 2016, and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on June 17, 2016 (the “Prospectus Supplement”), to the prospectus dated March 9, 2016 (the “Prospectus”), that constitutes a part of the Company’s Registration Statement on Form S-3 (Registration No. 333-210044) filed with the Commission on March 9, 2016 (the “Registration Statement”), which Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company, (ii) the Prospectus Supplement and the Registration Statement, and (iii) the Underwriting Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Austin, TX  |  Dallas, TX  |  Houston, TX  |  NW Arkansas  |  Oklahoma City, OK  |  Tulsa, OK  |  Washington, DC

SemGroup Corporation

June 21, 2016

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered upon payment of the consideration as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and judicial decisions interpreting those laws as of the date of this opinion, and we do not express any opinion with respect to the law of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Current Report on Form 8-K of the Company dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus Supplement and the Prospectus. In giving this consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Conner & Winters, LLP